Exhibit 99.1

Eidos Therapeutics Reports Second Quarter 2018 Financial Results and

Provides Corporate Update

SAN FRANCISCO, August 7, 2018 /PRNewswire/ -- Eidos Therapeutics, Inc. (Eidos) (Nasdaq:EIDX), a clinical stage biopharmaceutical company focused on addressing the large and growing unmet need in diseases caused by transthyretin (TTR) amyloidosis (ATTR), today reported its financial results for the quarter ended June 30, 2018 and provided an update on the Company’s recent achievements.

“With the proceeds from our IPO and Series B financing, we are well positioned to continue the momentum of developing AG10 as a disease-modifying therapy for ATTR,” said Neil Kumar, PhD, chief executive officer of Eidos. “Specifically, we plan to complete our ongoing Phase 2 trial in ATTR-CM patients by the end of 2018 and initiate Phase 3 studies in ATTR-CM and ATTR-PN patients in 2019.”

Recent Achievements and Upcoming Milestones

•	Initiated and completed enrollment in the ongoing Phase 2 trial in ATTR-CM patients.
•	Completed Series B preferred stock financing raising $64 million.
•

Completed initial public offering, with total gross proceeds of $122.2 million including exercise of underwriters’ option to purchase additional shares, from the sale of 7.2 million shares of common stock.

•	Complete data from Phase 1 study of AG10 in healthy volunteers to be presented at poster presentation at Heart Failure Society of America 22nd Annual Scientific Meeting (September 15-18).
•	Top-line results from ongoing Phase 2 study of AG10 in symptomatic ATTR-CM patients to be announced by the end of 2018.

Financial Results for the Second Quarter 2018

Cash and cash equivalents totaled $176.7 million at June 30, 2018 compared with $5.5 million at December 31, 2017, reflecting the $112.2 million of net proceeds from our initial public offering in June 2018 and $64.0 million related to the Series B preferred stock financing.

Research and development expenses were $7.4 million for the second quarter of 2018, compared to $1.3 million for the same period of 2017, an increase of $6.1 million. The increase was primarily due to increased expenses for contract consultants, contract manufacturing and other activities for AG10 clinical trials and increases in headcount and related salaries and expenses.

General and administrative expenses were $1.9 million for the second quarter of 2018 compared to $0.5 million for the same period in 2017, an increase of $1.4 million. The increase was primarily due to increased salaries and employee-related expenses and increases in professional fees and services in connection with becoming a public company.

Net loss for the quarter ended June 30, 2018 was $10.6 million or $1.38 per common share, compared to a net loss of $1.7 million or $0.49 per common share for the same period in 2017.

About AG10

AG10 is an orally-administered small molecule designed to potently stabilize tetrameric transthyretin, or TTR, thereby halting at its outset the series of molecular events that give rise to amyloidosis, or ATTR. AG10 is currently being examined in a Phase 2 clinical trial in patients with ATTR cardiomyopathy. Top-line results from this trial are expected to be reported by the end of 2018.

AG10 was designed to mimic a naturally-occurring variant of the TTR gene (T119M) that is considered a “rescue mutation” because it has been shown to prevent ATTR in individuals carrying pathogenic, or disease-causing, mutations in the TTR gene. To our knowledge, AG10 is the only TTR stabilizer in development that has been observed to mimic the “super-stabilizing” properties of this rescue mutation.

About Eidos Therapeutics

Eidos Therapeutics is a clinical stage biopharmaceutical company focused on addressing the large and growing unmet need in diseases caused by transthyretin (TTR) amyloidosis (ATTR). For more information, please visit www.eidostx.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. All statements other than statements of historical facts, including the statements about future clinical milestones of AG10, including the completion of our ongoing Phase 2 clinical trial and availability of top-line data therefrom, the initiation of Phase 3 clinical trials, the timing of these events, the indications we intend to pursue and our possible clinical or other business strategies, are forward-looking statements. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. These forward-looking statements are based on our management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our limited operating history and historical losses, our liquidity to fund the development of our other product candidates through current and future milestones, our ability to raise additional funding to complete the development and any commercialization of our product candidates, our dependence on the success of our lead product candidate, AG10, results from our clinical trials and pre-clinical studies and those of third parties working in the same area as our product candidate and our dependence on third parties in connection with our manufacturing, clinical trials and pre-clinical studies. Additional risks and uncertainties that could affect our future results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the final prospectus for our initial public offering filed with the SEC on June 21, 2018, which is available on the SEC’s website at www.sec.gov and our website at eidostx.com. Additional information on potential risks will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

EIDOS THERAPEUTICS, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Operating expenses*:
Research and development	$7,397	$1,261	$13,431	$3,300
General and administrative	1,894	454	4,037	832
Total operating expenses	9,291	1,715	17,468	4,132

Loss from operations	(9,291)	(1,715)	(17,468)	(4,132)
Other income (expense), net	(1,330)	-	(2,055)	75
Loss on extinguishment of debt	-	-	(6,677)	-

Net loss	$(10,621)	$(1,715)	$(26,200)	$(4,057)

Net loss per share:	$(1.38)	$(0.49)	$(4.41)	$(1.20)

Weighted-average shares used in computing net loss
per share basic and diluted	7,719,107	3,514,726	5,938,281	3,378,688

* Includes stock-based compensation as follows
Research and development	$1,647	$37	$2,203	$74
General and administrative	176	-	184	1
Total stock-based compensation expense	$1,823	$37	$2,387	$75

EIDOS THERAPEUTICS, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30,	December 31,

	2018	2017

Assets
Current assets:
Cash	$176,689	$5,497
Related party receivable	21	67
Prepaid expenses and other current assets	2,245	484
Total current assets	178,955	6,048
Property and equipment, net	219	114
Other assets	169	181
Total assets	$179,343	$6,343
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,134	$566
Related party payable	531	372
Accrued expenses and other current liabilities	2,631	1,300
Total current liabilities	5,296	2,238
Other liabilities	403	273
Total liabilities	5,699	2,511

Redeemable convertible preferred stock	-	17,028
Stockholders’ equity (deficit):
Preferred stock	-	-
Common stock	37	4
Additional paid-in capital	214,339	1,332
Accumulated deficit	(40,732)	(14,532)
Total stockholders’ equity (deficit)	173,644	(13,196)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$179,343	$6,343

Media Contact:

Carolyn Hawley, Canale Communications, (619) 849-5382, carolyn@canalecomm.com

For Investors

Alex Gray, Burns McClellan, (212) 213-0006, agray@burnsmc.com